Exhibit 21.1

SUBSIDIARIES OF KKR PRIVATE EQUITY CONGLOMERATE LLC

As of December 31, 2023

Name	Jurisdiction
K-PEC Allium Aggregator GP LLC	Delaware
K-PEC Athena Aggregator GP Limited	Cayman Islands
K-PEC Athena LLC	Delaware
K-PEC Bulldog Aggregator GP LLC	Delaware
K-PEC Century Aggregator GP LLC	Delaware
K-PEC Comet Aggregator GP Limited	Cayman Islands
K-PEC Comet Aggregator GP LLC	Delaware
K-PEC Comet Holdings GP LLC	Delaware
K-PEC Comet LLC	Delaware
K-PEC Compass Aggregator GP LLC	Delaware
K-PEC Cube Aggregator GP LLC	Delaware
K-PEC Formulations Aggregator GP LLC	Delaware
K-PEC Frigeo Aggregator GP LLC	Delaware
K-PEC Holdings LLC	Delaware
K-PEC HedgeCo LLC	Cayman Islands
K-PEC Inception Aggregator GP Limited	Cayman Islands
K-PEC Inception LLC	Delaware
K-PEC Insight Aggregator GP LLC	Delaware
K-PEC Merlin Aggregator GP LLC	Delaware
K-PEC Phoenix Aggregator GP LLC	Delaware
K-PEC Phoenix Holdings GP Limited	Cayman Islands
K-PEC Phoenix LLC	Delaware
K-PEC Proof Blocker GP LLC	Delaware
K-PEC Proof GP LLC	Delaware
K-PEC Respond Aggregator GP LLC	Delaware
K-PEC Romulus Aggregator GP LLC	Delaware
K-PEC Shelf 4 LLC	Delaware
K-PEC Shelf Aggregator GP 4 Limited	Cayman Islands
K-PEC Sprig Aggregator GP LLC	Delaware
K-PEC Tigra Aggregator GP Limited	Cayman Islands
K-PEC Tigra LLC	Delaware
K-PEC Uno Aggregator GP LLC	Delaware